EXHIBIT 10.3

ASSIGNMENT AND ASSUMPTION OF LEASES

This Assignment and Assumption of Leases (this "Assignment") is made by SDI SHREVEPORT, LTD., a Texas limited partnership ("Assignor") in favor of INLAND DIVERSIFIED SHREVEPORT REGAL COURT, L.L.C., a Delaware limited liability company ("Assignee").

R E C I T A L S:

A.

Contemporaneously with the execution and delivery of this Assignment, Assignor, pursuant to a Purchase and Sale Agreement dated April 9, 2010, between Assignor, as Seller, and Assignee, by assignment, as Buyer, as amended and/or assigned (the "Purchase Agreement"), Assignor is conveying to Assignee that certain tract or parcel of land more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with the buildings, structures and other improvements located thereon (collectively hereinafter referred to as the "Property").

B.

Assignor has agreed to assign, transfer and convey to Assignee all of the rights, titles, interests, claims, and demands of the Assignor in all leases (the "Leases") for tenants ("Tenants") occupying the space in the Property, including, without limitation, the Leases listed on the rent roll delivered to Assignee pursuant to the Purchase Agreement, and all prepaid rents and security deposits paid by Tenants to Assignor.

NOW, THEREFORE, in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor and Assignee hereby agree as follows:

1.

As of the date of this Assignment, Assignor does hereby assign, transfer, set over, convey and deliver to Assignee and each of them, all of Assignor's right, title and interest in and to the Leases listed on Exhibit B relating to the Real Property and the business conducted thereat, and to have and to hold the Leases unto Assignee, and their respective successors and assigns, forever and subject to those matters set forth in Exhibit "B" attached hereto and made a part hereof for all purposes (the "Permitted Exceptions").  Assignor does hereby bind itself and its successor and assigns to warrant and forever defend, all and singular, title to the Leases unto Assignee, and each of them and their respective successor and assigns, against ever person whomsoever lawfully claiming or to claim the same, or any part thereof by, through or under Assignor, but not otherwise.

2.

Subject to any limitations provided in the Purchase Agreement, Assignor agrees to indemnify and hold Assignee harmless from and against any and all claims, losses, damages, liabilities, costs or expenses (including reasonable attorney's fees and court costs) which Assignee may incur as a result of any claim made against Assignee by any tenant under any of the Leases, which arises from any performance due, guaranty or warranty made by Assignor to a tenant under the Leases, tenant's audit of Assignor's CAM and pass-through charges, paid pursuant to a Lease prior to Closing, or any other obligation of Assignor under any of the Leases, accruing under or arising out of the Leases prior to the effective date hereof.

3.

Subject to the provisions of the Leases which in any way limit the Assignor's liability thereunder, and except as otherwise provided in the Purchase Agreement, Assignee agrees to assume the obligations of Assignor under the Leases which first arise or accrue from and after the effective date hereof, and agrees to indemnify and hold Assignor harmless from and against any loss, damage, liability, cost or expense (including reasonable attorney's fees and court costs) accruing under or arising out of the Leases (including, without limitation, its obligations as a landlord under the Leases) from and after the effective date hereof.

4.

This Assignment is subject to the terms of the Purchase Agreement.

5.

The exhibits attached hereto, together with all documents incorporated by reference therein, form an integral part of this Assignment and are hereby incorporated into this Assignment wherever reference is made to them to the same extent as if they were set out in full at the point in which such reference is made.

6.

This Assignment and the terms, covenants, benefits and duties set forth herein shall inure to the benefit and be binding upon the parties, their successors and assigns.

7.

The recitals are incorporated in the body of this Assignment as if set forth at length.

8.

This Assignment may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one in the same instrument. This Assignment may be executed (i) on an original, (ii) on a copy of an original, or (iii) by facsimile transmission copy of an original followed within five (5) calendar days with execution of an original.

9.

This Assignment may be executed by facsimile signature.  An executed copy delivered with facsimile signature shall be deemed an original for all purposes hereof.  Each party executing by facsimile signature shall provide an original signed copy to the party entitled thereto within five (5) days of such delivery.

[signatures on the following pages]

EXECUTED effective as of the 14th day of May, 2010.

ASSIGNOR:

SDI SHREVEPORT, LTD., a Texas limited partnership

By:

SDI Shreveport Management, LLC,

a Texas limited liability company,

its general partner

By: /s/ Charles W. Shears

     Charles W. Shears, Manager

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on the 13th  day of May, 2010, by CHARLES W. SHEARS, as Manager of SDI Shreveport Management, LLC, a Texas limited liability company, General Partner of SDI SHREVEPORT, LTD., a Texas limited partnership, on behalf of said limited liability company and partnership.

/s/ Michael B. Massey

Notary Public

ASSIGNEE:

INLAND DIVERSIFIED SHREVEPORT REGAL COURT, L.L.C.,

a Delaware limited liability company

By:

Inland Diversified Real Estate Trust, Inc.,

a Maryland corporation, its sole member

By: /s/ Carol M. Hoffmann

Name:

Carol M. Hoffmann

Title: Assistant Secretary

STATE OF ILLINOIS

COUNTY OF

DUPAGE

This instrument was acknowledged before me on the 13th day of May, 2010, by Carol M. Hoffmann, Assistant Secretary of Inland Diversified Real Estate Trust, Inc., a Maryland corporation, its sole member of INLAND DIVERSIFIED SHREVEPORT REGAL COURT, L.L.C., a Delaware limited liability company, on behalf of said corporation and limited liability company.

/s/ Susan Metzler

Notary Public

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